UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2021

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
114 5th Avenue, 15th Floor
New York, New York 10011
(Address of principal executive offices)

(212) 503-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ziff Davis, Inc. (the “Company”) today announced that the Company has appointed Bret Richter to serve as the Company’s Chief Financial Officer, effective January 3, 2022.

Mr. Richter, age 51, served as Executive Vice President, Chief Financial Officer and Treasurer of MSG Networks Inc. (“MSG Networks”) from April 2016 through the July 2021 acquisition of MSG Networks by Madison Square Garden Entertainment Corp. (“MSG Entertainment). After the closing of the acquisition, Mr. Richter has served MSG Networks as EVP Finance. Mr. Richter also served as Executive Vice President and Chief Financial Officer of MSG Networks from September 2015 to March 2016. Prior to this, Mr. Richter served as Cablevision Systems Corporation’s Executive Vice President of Corporate Finance and Development and, previously, Senior Vice President of Financial Strategy and Development. Mr. Richter holds a Bachelor of Science degree from Cornell University, where he studied applied economics and business management.

There are no transactions or relationships involving Mr. Richter that are reportable under Item 404(a) of Regulation S-K.

Under the terms of a letter agreement between Mr. Richter and the Company, Mr. Richter will receive an annual base salary of $625,000 and is eligible for a target annual incentive bonus of $625,000 for 2022 payable in 2023 conditioned on the Company achieving certain financial targets. Additionally, in keeping with the Company’s commitment to diversity and inclusion, Mr. Richter will be eligible to receive a hiring, retention and leadership bonus up to 15% of Mr. Richter’s 2022 bonus target amount based on the achievement of the Company’s diversity and inclusion objectives. Subject to the approval of the Company Board or Compensation Committee, Mr. Richter will also receive a grant of time-based restricted stock units with a value of $2.25 million at the time of grant, and performance-based restricted stock units with a value of $1.0 million at the time of grant. Finally, Mr. Richter will be eligible to participate in a variety of standard benefits, including, medical, dental, vision and life insurance and the Company’s Employee Stock Purchase Program and 401(k) plans.

The Company issued a press release dated December 9, 2021 announcing the appointment of Mr. Richter, which is furnished herewith and incorporated herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	December 9, 2021	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel